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                                                                       EXHIBIT 5

                                 Baker & Daniels
                         600 East 96th Street, Suite 600
                           Indianapolis, Indiana 46240
                                 (317) 569-9600


May 22, 2002


Tower Financial Corporation
116 East Berry Street
Fort Wayne, Indiana  46802

Ladies and Gentlemen:

          We have examined the corporate records and proceedings of Tower Financial Corporation, an Indiana corporation (the "Company"), with respect to:

               (a)  the organization of the Company; and

               (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of up to 1,395,232 shares of Common Stock, without par value (the "Shares"), to be offered under the Registration Statement on Form SB-2 (the "Registration Statement"), in connection with which this opinion letter is given.

          The law covered by this opinion letter is limited to the laws of the State of Indiana.

          Based on the foregoing, we are of the opinion that:

               1. The Company is a validly existing corporation under the laws of the State of Indiana.

               2. The Shares being offered pursuant to the Registration Statement are duly authorized and, when issued in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Yours very truly,

                                           /s/ Baker & Daniels